UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2007

ROME BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27481	16-1573070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Dominick Street

Rome, New York 13440-5810

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (315) 336-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 28, 2007, Rome Bancorp, Inc. (the “Company”) and The Rome Savings Bank (the “Bank”), the Company’s wholly-owned subsidiary, entered into separate parallel Amended and Restated Employment Agreements with Charles M. Sprock to provide services as President and Chief Executive Officer. The employment agreements were amended and restated for the sole purpose of bringing them into compliance with Section 409A of the Internal Revenue Code of 1986 and regulations or other guidance of the Internal Revenue Code (collectively “Section 409A”).

The Amended and Restated Employment Agreements with Mr. Sprock are filed herewith as Exhibits 10.6 and 10.7.

On November 28, 2007, the Bank entered into a three-year amended and restated change of control agreement with David C. Nolan, to provide services as Executive Vice President and Chief Financial Officer, two-year amended and restated change of control agreements with four other officers of the Bank and a one-year amended and restated change of control agreement with one other officer of the Bank. The change of control agreements were amended and restated for the sole purpose of bringing them into compliance with Section 409A.

The Amended and Restated Change of Control Agreement with Mr. Nolan is filed herewith as Exhibit 10.16. The form of Two-Year Change of Control Agreement (as amended for Section 409A compliance) between the Bank and four other officers of the Bank is filed herewith as Exhibit 10.17. The form of One-Year Change of Control Agreement (as amended for Section 409A compliance) between the Bank and one other officer of the Bank is filed herewith as Exhibit 10.18.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.6	Amended and Restated Employment Agreement between Charles M. Sprock and Rome Bancorp, Inc.

10.7	Amended and Restated Employment Agreement between Charles M. Sprock and The Rome Savings Bank

10.16	Amended and Restated Change of Control Agreement between David C. Nolan and The Rome Savings Bank

10.17	Form of Two-Year Change of Control Agreement (as amended for Section 409A compliance)

10.18	Form of One-Year Change of Control Agreement (as amended for Section 409A compliance)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROME BANCORP, INC.

By:	/s/ David C. Nolan
Name:	David C. Nolan
Title:	Treasurer and Chief Financial Officer

Date: November 28, 2007